[Stamp Tax]

URBAN GAS DEVELOPMENT AGREEMENT

Party A: Construction Bureau of Jinzhou Town

Party B: Beijing Zhong Ran Wei Ye Gas Co., Ltd.

Date: November 20, 2003

URBAN GAS DEVELOPMENT AGREEMENT

Contract SN:
Signatory Location: Construction Bureau of Jinzhou Town

Party A: Construction Bureau of Jinzhou Town
Party B: Beijing Zhong Ran Wei Ye Gas Co., Ltd.

Chapter I General Principles

1.1
WHEREAS, (i) the Government of Jinzhou Town agrees to authorize Party B the exclusive right to develop, construct and operate the pipeline gas project in the urban area of Jinzhou County (the “Pipeline Project”), (ii) based on the Contact Law of the People’s Republic of China and other relevant applicable laws and regulations, and (ii) after field study and friendly consultations, the Parties hereby agree as follows in relation to the construction of the Pipeline Project in Jinzhou County (the “Agreement”).

Chapter II Parties

2.1	Construction Bureau of Jinzhou Town (hereinafter referred to as “Party A”)
Legal address:  Shifu Street
Tel.:  (0311) 4322293

2.2	Beijing Zhong Ran Wei Ye Gas Co., Ltd. (hereinafter referred to as “Party B”) Legal address: Caizhiguoji Building No. 18 Zhongguancundong Street, Haidian District Tel.: (010) 82600041
Chapter III Establishment of the Company

3.1
Party A, authorized by and on behalf of the Government of Jinzhou Town, agrees that Party B will be responsible for the urban Pipeline Project of Jinzhou Town and the total financing of the Pipeline Project.

3.2	Name of the Company: Jinzhou Town Wei Ye Gas Co., Ltd.

3.3
The Company as a legal person under the PRC law: is subject to the jurisdiction and protection of the PRC laws, regulations and relevant rules (hereinafter referred to as “PRC laws”), and is authorized to conduct its business activities in compliance with the PRC laws.

Chapter IV Business Scope

4.1
Business Scope of the Company: within the urban planned area of Jinzhou Town, to: design, construct, manage, develop and operate the pipeline network of natural gas and its auxiliary facilities, and provide relevant maintenance and emergency repair services; construct and operate natural gas stations; supply natural gas and provide after-sale services to industrial transmission, commercial construction, civic utility and public transportation; exploit natural gas reserves, design for the transportation and transmission thereof, construct and management the operation related thereto. The company invests 60 million Yuan for the Pipeline Project.

Chapter V Exclusive Operating Right

5.1
Party A authorizes Party B to execute the pipe natural gas project within Jinzhou Town and guaranties that Party B has the exclusive right to develop and construct the pipe gas project within Jinzhou Town for 30 years.

5.2	Party A will consider extending the 30 year exclusive operation term; provided, that Party B can ensure the normal supply of gas during such period.

5.3
If Party A breaches this Agreement during the term of this Agreement (which causes Party B to lose the exclusive operating right granted hereunder), Party A shall compensate Party B for its projected economic benefits for the term of this Agreement.

Chapter VI Rights & Obligations of the Parties

6.1
Party A shall be responsible for the coordination with the local government and relevant departments of the government and shall provide the following warranties to Party B in the form of official government documents:

6.1.1
to grant Party B the exclusive right to construct and operate pipe natural gas project within the urban planned area of Jinzhou Town for 30 years and ensure the legality thereof; not to approve any new pipe gas project during such time; not to approve the construction of a new gas station or extending a gas station; to guarantee that the pipeline network constructed by Party B in Jinzhou Town pursuant to this Agreement accept natural gas when the long natural gas pipeline reaches Jinzhou Town, and the continual operation of the pipeline network;

6.1.2
Installation fee, material fees and gas price.
a. For residential customers, the installation fee plus material fees (including IC gas appliance and soft pipe but not natural gas stove) for a household shall be RMB 2,200/unit. (Interim)

b. For other customers (including plants, restaurants, hotels, governments, armies, hospitals, schools etc), the installation fee plus material fees shall be RMB 500/day. The practical situation shall be determined by the exact gas consumption and referred to the gas supply contract.

c. The gas price shall be RMB 2.6 per cubic meter. (Interim)

d. If there is any adjustment to the national and local charging standards or if the market economy develops, the gas price and pipeline transmission tariffs may be adjusted accordingly after having been approved by the government department in charge of gas pricing.

e. The upper limit of the gas price range is set according to the price approved by the government departments in charge of gas pricing. The lower limit is set according to the market affordability.

6.1.3
to ensure that Party B shall enjoy the relevant government preferential policies relating to business investment and raising of capital, urban infrastructure construction and land grant in Jinzhou Town. Party B shall enjoy preferential charge of Construction Bureau administration fee.

6.2	Party A shall be responsible for assisting Party B in the following matters:

6.2.1	the application and registration procedures to establish the gas project company;

6.2.2	the procedures for land use, planning, fire protection and commencement of project construction;

6.2.3	making available water, electricity and transportation and handle other infrastructure related matters and assisting Party B to organize the design and construction of the project;

6.2.4	application of all potentially available tax and administrative fee waivers and deductions;

6.2.5	timely provision of the municipal planning and relevant materials to Party B upon its request;

6.2.6
requiring the inclusion of construction of pipe gas project as part of any new real estate development project and any renovation or expansion projects related thereto in order to obtain the required government approval; The government departments that are in charge of urban construction, planning, public utilities, real estate must supervise closely to ensure that pipe gas projects are designed, constructed and inspected simultaneously and together with the principal projects, and can only be constructed by Party B, otherwise, such projects shall not be approved for construction, inspection and no sales permit shall be issued therefor.

6.3	Party B’s Responsibilities

6.3.1	raising funds for the Pipeline Project;

6.3.2
construction of the Pipeline Project; construction of the pipeline network according to the municipal planning of Jinzhou Town; construction of the main pipeline network to the east of the Xiangyang Street within one year following the signing of this Agreement and construction of the main pipeline network to the west of the Xiangyang Street within two years following the signing of this Agreement;

6.3.3
project design and construction, and operation management upon completion of the Pipeline Project; construction of the gas supply pipes in accordance with the urban planning of Jinzhou Town and users’ requests;

6.3.4	ensuring the continuous and safe gas supply except in the case of force majeure;

6.3.5	periodic inspection, repair and maintenance of gas stations and pipelines inside and outside residential buildings according to the PRC rules to ensure year-round safe operation;

6.3.6	guaranteeing that the quality of gas supplied hereunder complies with the relevant PRC rules;

6.3.7	organizing project inspection by the relevant parties upon completion of the Pipeline Project.

Chapter VII Miscellaneous Provisions

7.1	If Party B causes the Pipeline Project to stop for a long time, Party A has the right to cancel party B’s exclusive operating right and exclusive construction right.

7.2
Should any Party fail to perform any of its obligations under this agreement or materially breach the provisions of this agreement, which causes the project company to discontinue its operation or be unable to meet the operational purposes of the Pipeline Project as provided under this agreement, the breaching Party shall be deemed to have unilaterally terminated the agreement, and the non-breaching Party shall have, in addition to any right to and claim for damages, the right to apply to the original approving government authority for the termination of this Agreement in accordance with this Agreement.

7.3
Should any Party be prevented from performing its obligations under this agreement due to the occurrence of any event of Force Majeure such as earthquake, windstorm, flood, fire, war and any other unforeseeable event whose occurrence and consequences are beyond control, such Party shall immediately notify the other Party, and within 15 days [following the occurrence of such event], provide documents stating the details of such event, the reasons for complete or partial nonperformance by such Party and documents evidencing the occurrence of such events. Such documents shall be issued by a notary public institution located at the place where such event occurs. The Parties shall negotiate based on the extent to which the performance of this Agreement has been affected.

7.4	There are four originals of this agreement. Each party holds two originals.

7.5	This Agreement shall not be binding upon any Party unless signed by the Parties.

Party A (Seal): _Sealed	Party B (Seal): Sealed

Representative (Signature): Signed	Representative (Signature): Signed

Date: November 20, 2003	Date: November 20, 2003

Appendix

Party A: Construction Bureau of Jinzhou Town
Party B: Beijing Zhong Ran Wei Ye Gas Co., Ltd.

To develop the urban construction of Jinzhou Town, Party B agrees to charge every new household 200 RMB for the exclusive right fee paid to Party A. After this Agreement is signed by both parties and binding, Party A shall assist Party B to register a subsidiary company. The subsidiary company shall pay Party A RMB 250 thousand as prepayment of exclusive right fee after it is incorporated.

Party A (Seal):Sealed	Party B (Seal): Sealed

Representative (Signature): Signed	Representative (Signature): Signed

Date: November 20, 2003	Date: November 20, 2003